SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  September 22, 2003

                              LIFECELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                01-19890              76-0172936
      (State Or Other           (Commission            (IRS Employer
      Jurisdiction Of           File Number)         Identification No.)
       Incorporation)

                 One Millenium Way
              Branchburg, New Jersey                           08876
     ------------------------------------------------------------------
     (Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code   (908) 947-1100


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Item  5.  Other  Events.

     As previously announced, in August 2003, LifeCell Corporation sold 3,294,113 shares of its common stock at $4.25 per share in a private placement to a group of institutional investors. In connection with the private placement, LifeCell sold an additional 395,856 shares of its common stock at $4.25 per share to several holders of LifeCell's Series B preferred stock. These shares were sold pursuant to the right of the holders of LifeCell's Series B preferred stock to participate in the August 2003 private placement. In addition, we agreed to register for resale the shares of common stock sold in the private placement.

     As a result of the private placement, LifeCell raised an aggregate of approximately $15.7 million in gross proceeds.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LIFECELL  CORPORATION

                                      By: /s/Steven  T.  Sobieski
                                         -------------------------------
                                       Steven  T.  Sobieski
                                       Chief  Financial  Officer

Date: September  26,  2003


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